Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Second Quarter 2025 Financial Results

Results for the Second Quarter of 2025 and Future Outlook:
•EPS of $(1.09) per diluted share, inclusive of non-cash charges of $44.9 million, compared to $(0.38) per diluted share, for the same period in the prior year
•Carbon capture infrastructure equipment delivered and construction progressing, keeping the project on track for start-up early in the fourth quarter of 2025
•Decarbonization strategy anticipated to exceed prior guidance with additional opportunities available
•Delivered benefits from the transition of ethanol marketing to Eco-Energy, LLC including greater than $50 million improvement in working capital, delivering scale, optimizing value and improving supply chain efficiencies
•Achieved strong utilization in the quarter from the nine operating ethanol plants of 99%
•Extended the maturity on its $127.5 million Mezzanine notes
•Executing disciplined risk management strategy to lock in favorable margins and positive cash flow for the third quarter

OMAHA, Neb., Aug 11, 2025 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the second quarter of 2025. Net loss attributable to the company was $72.2 million, or $(1.09) per diluted share, compared to net loss attributable to the company of $24.4 million, or ($0.38) per diluted share, for the same period in 2024. The results for the quarter include $44.9 million in non-cash charges primarily related to the sale of non-core assets and an equity method investment, as well as impairments of equipment and assets held for sale. The company also incurred $2.5 million in restructuring costs related to its ongoing transformation initiatives. Revenues were $552.8 million for the second quarter of 2025 compared with $618.8 million for the same period last year. Adjusted EBITDA was $16.4 million compared with $5.0 million for the same period in the prior year.

“We executed several key initiatives this quarter to sustain reliable, safe operations, improve efficiencies and enhance our operating performance by rigorous management of our most critical metrics,” said Michelle Mapes, Interim Principal Executive Officer. “By exiting non-core assets and activities and focusing on our platform, we’ve streamlined the business and sharpened execution. Our team delivered strong results with 99% utilization across the operating platform, demonstrating the success of the structural improvements made available by our operational excellence initiatives. With the cost reductions implemented during the first half of the year, we are on pace to exceed the $50 million in annualized savings target. This new expense base positions us to exit the year — and enter 2026 — as a leaner, more agile company. Our improved cost efficiency enables stronger earnings leverage from higher ethanol margins, firming corn oil prices, growing export demand, and a constructive corn crop outlook. With construction of our carbon capture project nearing completion, we’re well positioned to drive more dollars to the bottom line in the second half and beyond."

“Recent favorable federal government policy decisions have reinforced our strategy to produce low-CI feedstocks and fuels,” added Mapes. “Demand for our low-CI corn oil, a preferred feedstock into renewable diesel, remains strong. Construction of the carbon compression infrastructure at our Nebraska facilities is progressing on schedule and we remain on track to begin carbon sequestration early in the fourth quarter. The extension of the 45Z Clean Fuel Production Credit through 2029, the removal of the indirect land use change penalty, and the ring fencing of North American feedstocks provides critical policy support and long-term validation of our carbon reduction strategy, upgrading the consistent earnings power of our platform.”

“We took meaningful steps during the quarter to improve our financial position, including reducing working capital investments with our Eco-Energy marketing arrangement, monetizing non-core assets, lowering expenses, and finalizing financing agreements to align with our strategic goals,” added Phil Boggs, Chief Financial Officer. “Extending the maturity of our near-term debt enhances flexibility as we work toward the execution of our decarbonization initiatives. We remain focused on operating safely, driving efficiency, managing costs, and strengthening our balance sheet to position the company for sustained financial performance.”
Highlights and Recent Developments
•Completed the sale of our 50% investment in GP Turnkey Tharaldson LLC as of June 30, 2025, for $25 million
•On August 10, 2025, the company executed an amendment to extend the maturity of its $127.5 million Mezzanine note facility to September 15, 2026
Results of Operations
Green Plains’ ethanol production segment sold 193.6 million gallons of ethanol during the second quarter of 2025, compared with 208.5 million gallons for the same period in 2024. The consolidated ethanol crush margin was $26.3 million for the second quarter of 2025 inclusive of the sale of accumulated RINs of $22.6 million, compared with ethanol crush margin of $22.7 million for the same period in 2024. The consolidated ethanol crush margin is the ethanol production segment’s operating income, which includes renewable corn oil and Ultra-High Protein, before depreciation and amortization, and impairment of assets held for sale, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.
Consolidated revenues decreased $66.0 million for the three months ended June 30, 2025, compared with the same period in 2024, primarily driven by our agribusiness and energy services segment as a result of the company ceasing a third-party ethanol marketing agreement with Tharaldson Ethanol Plant I LLC.
Net loss attributable to Green Plains increased $47.9 million primarily due to a loss on sale of assets and equity method investment of $31.0 million and an impairment of assets held for sale of $10.7 million. Adjusted EBITDA increased $11.4 million for the three months ended June 30, 2025 compared with the same period last year due to a change in operating strategy and the sale of accumulated RINs partially offset by weaker margins in our ethanol production segment. Interest expense increased $6.4 million for the three months ended June 30, 2025 compared with the same period in 2024 primarily due to amortization of loan fees related to the issuance and modification of warrants in conjunction with access to a short-term line of credit and an amendment on our Junior Notes as well as decreased capitalized interest. Income tax expense was $2.3 million for the three months ended June 30, 2025 compared with income tax benefit of $0.3 million for the same period in 2024, primarily due to an increase in the valuation allowance recorded against certain deferred tax assets related to gains (losses) on derivatives.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, natural gas and other commodities.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Var.	2025	2024	% Var.
Revenues
Ethanol production	$527,153	$525,443	0.3%	$1,024,925	$1,031,102	(0.6)%
Agribusiness and energy services	31,531	100,949	(68.8)	141,360	199,945	(29.3)
Intersegment eliminations	(5,855)	(7,567)	(22.6)	(11,941)	(15,008)	(20.4)
	$552,829	$618,825	(10.7)%	$1,154,344	$1,216,039	(5.1)%

Gross margin
Ethanol production (1) (2)	$33,490	$30,390	10.2%	$27,798	$27,747	0.2%
Agribusiness and energy services	8,080	7,433	8.7	16,811	18,443	(8.8)
	$41,570	$37,823	9.9%	$44,609	$46,190	(3.4)%

Depreciation and amortization
Ethanol production	$22,918	$20,544	11.6%	$43,953	$41,078	7.0%
Agribusiness and energy services (3)	3,860	497	*	4,458	1,002	*
Corporate activities	782	543	44.0	1,536	991	55.0
	$27,560	$21,584	27.7%	$49,947	$43,071	16.0%

Operating income (loss)
Ethanol production (1) (2) (4)	$(12,218)	$(2,213)	*	$(51,768)	$(35,866)	44.3%
Agribusiness and energy services (3)	849	2,166	(60.8)	3,282	8,170	(59.8)
Corporate activities (5) (6)	(16,994)	(17,664)	(3.8)	(42,137)	(34,904)	20.7
	$(28,363)	$(17,711)	60.1%	$(90,623)	$(62,600)	44.8%

Adjusted EBITDA
Ethanol production (1) (2) (4)	$8,992	$17,952	(49.9)%	$(10,424)	$4,331	*
Agribusiness and energy services	5,028	3,045	65.1	8,184	10,101	(19.0)%
Corporate activities (7)	(42,903)	(16,230)	164.3	(68,149)	(31,185)	118.5
EBITDA	(28,883)	4,767	*	(70,389)	(16,753)	*
Restructuring costs	2,520	—	*	19,106	—	*
Loss on sale of assets	4,044	—	*	4,044	—	*
Impairment of assets held for sale	10,724	—	*	10,724	—	*
Loss on sale of equity method investment	26,987	—	*	26,987	—	*
Proportional share of EBITDA adjustments to equity method investees	1,050	271	*	1,828	316	*
	$16,442	$5,038	*	$(7,700)	$(16,437)	(53.2)%

(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $2.3 million for the three and six months ended June 30, 2025.
(2) Ethanol production includes margins from a one-time sale of accumulated RINs of $22.6 million for the three and six months ended June 30, 2025.
(3) Depreciation and amortization for agribusiness and energy services includes impairment of property and equipment of $3.1 million for the three and six months ended June 30, 2025.
(4) Ethanol production includes impairment of assets held for sale of $10.7 million for the three and six months ended June 30, 2025.
(5) Corporate activities includes $1.7 million and $12.0 million of restructuring costs for the three and six months ended June 30, 2025 as a result of the company's cost reduction initiative, including severance related to the departure of its former CEO.
(6) Corporate activities include a pretax loss on sale of assets of $4.0 million for the three and six months ended June 30, 2025.
(7) Corporate activities include a pretax loss on sale of assets of $4.0 million and a pretax loss on sale of equity method investment for $27.0 million for the three and six months ended June 30, 2025.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Var.	2025	2024	% Var.

Ethanol production
Ethanol (gallons)	193,571	208,483	(7.2)%	388,899	416,387	(6.6)%
Distillers grains (equivalent dried tons)	413	463	(10.8)	830	932	(10.9)
Ultra-High Protein (tons)	66	65	1.5	134	125	7.2
Renewable corn oil (pounds)	65,231	73,630	(11.4)	129,494	140,351	(7.7)
Corn consumed (bushels)	65,312	71,819	(9.1)	131,576	143,093	(8.0)

Agribusiness and energy services (1)
Ethanol (gallons)	225,703	261,461	(13.7)	481,424	518,732	(7.2)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended June 30,
	2025	2024

Ethanol production operating loss (1)	$(12,218)	$(2,213)
Depreciation and amortization	22,918	20,544
Impairment of assets held for sale	10,724	—
Adjusted ethanol production operating income	21,424	18,331
Intercompany fees and nonethanol operating activities, net (2)	4,862	4,327
Consolidated ethanol crush margin	$26,286	$22,658
(1) Ethanol production includes margins from a one-time sale of accumulated RINs of $22.6 million and an inventory lower of cost or net realizable value adjustment of $2.3 million for the three months ended June 30, 2025.
(2) Includes ($1.0) million and $1.9 million for the three months ended June 30, 2025 and 2024, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of June 30, 2025, Green Plains had $152.7 million in total cash and cash equivalents, and restricted cash, and $258.5 million available under our committed revolving credit agreement, subject to restrictions or other lending conditions based specifically on the availability of sufficient eligible collateral to support additional borrowings, in addition to $30.0 million available under our line of credit with Ancora, which expired on July 30, 2025. Total corporate liquidity consisting of unrestricted cash, distributable cash from subsidiaries and Ancora credit facility availability was $93.3 million as of June 30, 2025. Total debt outstanding at June 30, 2025 was $508.2 million, including $80.1 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On August 11, 2025, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss second quarter 2025 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to restructuring costs, loss on sale of assets, impairment of assets held for sale and equity method investment and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.
The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$108,624	$173,041
Restricted cash	44,096	36,354
Accounts receivable, net	78,473	94,901
Inventories	156,411	227,444
Other current assets	48,602	37,292
Total current assets	436,206	569,032
Property and equipment, net	1,066,983	1,042,460
Operating lease right-of-use assets	63,235	72,161
Other assets	46,092	98,521
Total assets	$1,612,516	$1,782,174

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$98,836	$154,817
Accrued and other liabilities	44,412	53,712
Derivative financial instruments	11,312	9,500
Operating lease current liabilities	23,101	24,711
Product financing arrangement	37,146	—
Short-term notes payable and other borrowings	80,064	140,829
Current maturities of long-term debt	2,125	2,118
Total current liabilities	296,996	385,687
Long-term debt	426,002	432,460
Operating lease long-term liabilities	41,872	49,190
Carbon equipment liabilities	82,008	17,918
Other liabilities	25,206	22,382
Total liabilities	872,084	907,637

Stockholders' equity
Total Green Plains stockholders' equity	735,180	865,215
Noncontrolling interests	5,252	9,322
Total stockholders' equity	740,432	874,537
Total liabilities and stockholders' equity	$1,612,516	$1,782,174

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$552,829	$618,825	$1,154,344	$1,216,039

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	511,259	581,002	1,109,735	1,169,849
Selling, general and administrative expenses	27,605	33,950	70,517	65,719
Loss on sale of assets	4,044	—	4,044	—
Depreciation and amortization expenses	27,560	21,584	49,947	43,071
Impairment of assets held for sale	10,724	—	10,724	—
Total costs and expenses	581,192	636,536	1,244,967	1,278,639
Operating loss	(28,363)	(17,711)	(90,623)	(62,600)

Other income (expense)
Interest income	634	1,490	1,637	4,000
Interest expense	(13,899)	(7,494)	(22,812)	(15,280)
Other, net	(39)	345	(1,554)	794
Total other income (expense)	(13,304)	(5,659)	(22,729)	(10,486)
Loss before income taxes and loss from equity method investees	(41,667)	(23,370)	(113,352)	(73,086)
Income tax benefit (expense)	(2,294)	273	(2,400)	(56)
Loss from equity method investees, net of income taxes	(28,266)	(941)	(29,116)	(2,018)
Net loss	(72,227)	(24,038)	(144,868)	(75,160)
Net income attributable to noncontrolling interests	11	312	276	602
Net loss attributable to Green Plains	$(72,238)	$(24,350)	$(145,144)	$(75,762)

Earnings per share
Net loss attributable to Green Plains - basic and diluted	$(1.09)	$(0.38)	$(2.22)	$(1.19)

Weighted average shares outstanding
Basic and diluted	66,491	63,933	65,287	63,637

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(144,868)	$(75,160)
Noncash operating adjustments
Depreciation and amortization	49,947	43,071
Loss on sale of assets	4,044	—
Impairment of assets held for sale	10,724	—
Inventory lower of cost or net realizable value adjustment	2,255	—
Stock-based compensation	11,123	6,591
Loss from equity method investees, net of income taxes	29,116	2,018
Other	8,830	2,627
Net change in working capital	32,583	(44,864)
Net cash provided by (used in) operating activities	3,754	(65,717)

Cash flows from investing activities
Purchases of property and equipment, net	(27,853)	(39,484)
Proceeds from the sale of assets	421	—
Investment in equity method investees, net	(4,909)	(16,023)
Net cash used in investing activities	(32,341)	(55,507)

Cash flows from financing activities
Net payments - long term debt	(962)	(7,849)
Net proceeds (payments) - short-term borrowings	(60,962)	18,199
Net proceeds from product financing arrangement	37,146	—
Payments on extinguishment of non-controlling interest	—	(29,196)
Payments of transaction costs	—	(5,951)
Other	(3,310)	(7,647)
Net cash used in financing activities	(28,088)	(32,444)

Net change in cash and cash equivalents, and restricted cash	(56,675)	(153,668)
Cash and cash equivalents, and restricted cash, beginning of period	209,395	378,762
Cash and cash equivalents, and restricted cash, end of period	$152,720	$225,094

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$108,624	$195,554
Restricted cash	44,096	29,540
Total cash and cash equivalents, and restricted cash	$152,720	$225,094

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(72,227)	$(24,038)	$(144,868)	$(75,160)
Interest expense	13,899	7,494	22,812	15,280
Income tax expense (benefit), net of equity method income tax benefit	1,885	(273)	1,720	56
Depreciation and amortization (1)	27,560	21,584	49,947	43,071
EBITDA	(28,883)	4,767	(70,389)	(16,753)

Restructuring costs	2,520	—	19,106	—
Loss on sale of assets	4,044	—	4,044	—
Impairment of assets held for sale	10,724	—	10,724	—
Loss on sale of equity method investment	26,987	—	26,987	—
Proportional share of EBITDA adjustments to equity method investees	1,050	271	1,828	316
Adjusted EBITDA	$16,442	$5,038	$(7,700)	$(16,437)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

###